UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

QUALSTAR CORPORATION
(Name of Registrant as Specified in Its Charter)

BKF Capital Group, Inc.
Steven N. Bronson
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 12, 2012

Dear Fellow Qualstar Shareholders:

As you know, BKF Capital Group, Inc. is conducting a proxy contest to replace the Board of Directors of Qualstar Corporation at a Special Shareholders Meeting on June 20, 2012.

Institutional Shareholders Services, Inc., one of the preeminent independent proxy advisory services to the world’s largest investment funds, has recommended to its clients that they support BKF’s proposals. The current Board has generated a good deal of noise designed to confuse and frustrate your voting decision. ISS was not confused, and neither should you be.

●	You know how poorly Qualstar stock has done, dropping over 60% in the last ten years.

●	You know how poorly Qualstar has performed, losing money every year since 2003, with revenues just 58% of what they were 8 years ago.

●	You know that the current Board (not including Mr. Gervais, who is leaving) has approximately a 1% equity stake in the Company.

●
You know that the current Board has just hired one of its own, Larry Firestone, as the new CEO, someone who has no experience as a chief executive officer; has received what we believe is an outsized compensation package for a Company the size of Qualstar; will be paid 18 months’ severance and more if he is fired after a change of control, regardless of how he performs; and unlike you, has none of his own money invested in the Company

●	You know that the current Board cannot be trusted when it tells you, “Now, we are finally going to turn things around!”

Like you, BKF’s investment is on the line.  BKF, with Steve Bronson its controlling stockholder and a nominee, owns 18.7% of the Qualstar shares.

Our slate includes three present or former CEOs of small cap technology companies, and other candidates with investment and financial expertise, who can make the hard choices needed to turn Qualstar around and make it profitable.  If elected, our nominees intend to make an immediate distribution to shareholders of excess cash that we believe is not needed to turn the Company around.

No matter how many shares you own, your vote is extremely important.
You can take control of your Company’s future, but for democracy to work you have got to vote.
We need an absolute majority to win.
Doing nothing is the same as a vote for a Board that has failed you in the past.

Please vote your GOLD proxy card and support the BKF slate.
Do not return a WHITE proxy card or any other card sent to you on behalf of the current Board.

If you have any questions, please contact our proxy advisors—

PHOENIX ADVISORY PARTNERS
110 Wall Street
27th Floor
New York, NY 10005
Call Toll Free: (877) 478-5038
Banks And Brokers Call Collect: (212) 493-3910

We look forward to your support.

BKF Capital Group, Inc.

Senior Vice President

BKF Capital Group, Inc., 225 N.E. Mizner Boulevard, Suite 400 Boca Raton, Florida 33432 (561) 362-4199